                                                                       EXHIBIT 3

                               PURCHASE AGREEMENT



                                                                    May 29, 2001
Vivendi Universal S.A.
42, avenue de Friedland
75380 Paris Cedex 08
France

Ladies and Gentlemen:

                  Each of the undersigned (each, a "Seller") agrees to sell to you, and you agree to purchase from each Seller, the number of Vivendi Universal American Depositary Shares specified on Annex A next to the name of such Seller (with respect to each Seller, such Seller's "ADSs") for a purchase price of
74.9228 euros per ADS for each Seller, other than The Claridge Foundation for which the purchase price shall be 76.9414 euros per ADS. The closing will take place immediately following the execution and delivery of this Agreement by each Seller's delivery of its ADSs against your payment to such Seller by wire transfer of immediately available funds of the applicable purchase price per ADS multiplied by the number of such Seller's ADSs to the account specified on Annex A below the name of such Seller. Each Seller shall effect delivery of its ADSs by transferring the applicable number of ADSs to The Bank of New York (attn:
Robert Goad) on your behalf through the facilities of The Depositary Trust Company.

1.       Each Seller hereby represents and warrants to you, on behalf of itself:

         (A) DUE AUTHORIZATION. All consents, orders, approvals, and other authorizations, whether governmental, corporate or other, necessary for the execution, delivery and performance by such Seller of this Agreement and the transactions contemplated hereby have been obtained and are in full force and effect.

         (B) VALID AND BINDING AGREEMENT. This Agreement has been duly authorized, executed and delivered by such Seller and constitutes the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms.

         (C) NO CONFLICTS. Neither the execution, delivery or performance of this Agreement by such Seller will conflict with, result in a breach or violation of, or constitute a default under (with or without notice, lapse of time or both): (i) any agreement or instrument to which such Seller or any of its controlled affiliates is party or by which it or any of them or any of such Seller's or their properties or assets is bound or (ii) any statute, rule or regulation, or any order of any court, other governmental agency or arbitrator, applicable to such Seller, any of its controlled affiliates or any of its or their properties or assets.

         (D) GOOD AND VALID TITLE. Upon delivery of the ADSs to be sold by such Seller to you, against payment made pursuant to this Agreement, good and valid title to such ADSs, free and clear of liens, encumbrances, equities or claims, will pass to you.

2.       You hereby represent and warrant to each Seller:

         (A) DUE AUTHORIZATION. All consents, orders, approvals, and other authorizations, whether governmental, corporate or other, necessary for the execution, delivery and performance by you of this Agreement and the transactions contemplated hereby have been obtained or made and are in full force and effect.

         (B) VALID AND BINDING AGREEMENT. This Agreement has been duly authorized, executed and delivered by you and constitutes the legal, valid and binding obligation of you, enforceable against you in accordance with its terms.

         (C) NO CONFLICTS. Neither the execution, delivery or performance of this Agreement by you will conflict with, result in a breach or violation of, or constitute a default under (with or without notice, lapse of time or both): (i) any agreement or instrument to which you or any of your controlled affiliates is party or by which you or any of them or any of your or their properties or assets is bound or (ii) any statute, rule or regulation, or any order of any court, other governmental agency or arbitrator, applicable to you, any of your controlled affiliates or any of your or their properties or assets.

         (D) COMPLIANCE WITH SECURITIES LAWS. All offers and sales by you of the ADSs (or the ordinary shares underlying the ADSs) to be purchased pursuant to this Agreement have complied and will comply with applicable securities laws.

         (E) TAXES. The purchase of the ADSs (including the ordinary shares underlying the ADSs) by you pursuant to this Agreement is being made under your share repurchase program. The ordinary shares underlying the ADSs so purchased will not be cancelled by you, but shall become treasury shares and there will not be any reduction in your share capital associated with such purchase. Assuming each Seller is not a French resident for purposes of French tax law, the purchase will not be subject to any French taxes.


3. Each Seller (other than The Claridge Foundation) agrees that, from the date hereof until December 31, 2001, it shall not sell or otherwise transfer any Vivendi Universal American Depositary Shares held by such Seller (whether by actual disposition or effective economic disposition due to cash settlement or otherwise); PROVIDED THAT, notwithstanding the foregoing, each Seller may transfer Vivendi Universal American Depositary Shares (i) to charitable organizations or foundations or
         (ii) to the extent permitted by clauses (a), (b), (d), (e) or (f) of
         Section 3.01 of the Shareholder Governance Agreement dated as of June 19, 2000 among you and the other parties thereto (the "GOVERNANCE AGREEMENT"), but only so long as, in connection with any transfers made as permitted by Section 3.01(b) of the Governance Agreement, the transferee agrees in writing with you to be bound by the provisions of this paragraph 3.

4. The representations, warranties, obligations and agreements of each Seller contained in this Agreement are made only on behalf such Seller and are not joint representations, warranties, obligations or agreements of all the Sellers.

5. Each party hereto agrees and confirms that: (i) any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and signed, in the case of an amendment, by each affected party or, in the case of a waiver, by the party or parties against whom the waiver is to be effective; and (ii) no failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise.

6. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, United States of America. Each party hereto irrevocably consents to the exclusive jurisdiction and venue in the United States District Court for the Southern District of New York and in the courts hearing appeals therefrom unless no federal subject matter jurisdiction exists, in which event, each party hereto irrevocably consents to the exclusive jurisdiction and venue in the Supreme Court of the State of New York, New York County, and in the courts hearing appeals therefrom, for the resolution of any dispute, action, suit or proceeding arising out of or relating to this Agreement.

7. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which when executed shall be deemed to be an original and all of which taken together shall be considered one and the same agreement.



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         If the foregoing is in accordance with your understanding, please sign below to confirm your acceptance of these provisions. Upon acceptance by you, this letter will constitute a binding agreement between you and us.


                                             Very truly yours,

                                             BRONFMAN ASSOCIATES


                                             /S/ EDGAR BRONFMAN, JR.
                                             -------------------------------
                                             By:      Edgar Bronfman, Jr.
                                             Title:   Partner


                                             THE ADAM R. BRONFMAN 2001
                                             CHARITABLE REMAINDER UNITRUST


                                             /S/ ANDREW H. WEISS
                                             -------------------------------
                                             By:      Andrew H. Weiss
                                             Title:   Trustee


                                             THE SAMUEL BRONFMAN II 2001
                                             CHARITABLE REMAINDER UNITRUST


                                             /S/ ANDREW H. WEISS
                                             -------------------------------
                                             By:      Andrew H. Weiss
                                             Title:   Trustee

                                             THE SARA R. BRONFMAN 2001
                                             CHARITABLE REMAINDER UNITRUST

                                             /S/ ANDREW H. WEISS
                                             -------------------------------
                                             By:      Andrew H. Weiss
                                             Title:   Trustee

                                             THE CLARE W. BRONFMAN 2001
                                             CHARITABLE REMAINDER UNITRUST

                                             /S/ ANDREW H. WEISS
                                             -------------------------------
                                             By:      Andrew H. Weiss
                                             Title:   Trustee

                                             THE HOLLY B. LEV 2001 CHARITABLE
                                             REMAINDER UNITRUST


                                             /S/ ANDREW H. WEISS
                                             -------------------------------
                                             By:      Andrew H. Weiss
                                             Title:   Trustee

                                             THE SENIOR 2001 REVOCABLE TRUST
                                             AGREEMENT


                                             /S/ ANDREW H. WEISS
                                             -------------------------------
                                             By:      Andrew H. Weiss
                                             Title:   Trustee

                                             THE CLARIDGE FOUNDATION


                                             /S/ MICHEL BOUCHER
                                             -------------------------------
                                             By:      Michel Boucher
                                             Title:   Assistant Treasurer

Accepted and agreed as of the date set forth above:

VIVENDI UNIVERSAL S.A.


/S/ GUILLAUME HANNEZO
--------------------------------
By:      Guillaume Hannezo
Title:   Chief Financial Officer

                                     ANNEX A

SELLER AND WIRE INSTRUCTIONS                                                   ADSS TO BE SOLD

=================================================================================================

Bronfman Associates                                                                  14,179,860

         WIRE INSTRUCTIONS

The Adam R. Bronfman 2001 Charitable Remainder Unitrust                                 199,452

         WIRE INSTRUCTIONS

The Samuel Bronfman II 2001 Charitable Remainder Unitrust                               199,452

         WIRE INSTRUCTIONS

The Sara R. Bronfman 2001 Charitable Remainder Unitrust                                 199,452

         WIRE INSTRUCTIONS

The Clare W. Bronfman 2001 Charitable Remainder Unitrust                                199,452

         WIRE INSTRUCTIONS

The Holly B. Lev 2001 Charitable Remainder Unitrust                                     199,452

         WIRE INSTRUCTIONS

The Senior 2001 Revocable Trust Agreement                                               222,880

         WIRE INSTRUCTIONS

The Claridge Foundation                                                               1,500,000

         WIRE INSTRUCTIONS